Exhibit 1.1

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                          VISHAY INTERTECHNOLOGY, INC.
                            (a Delaware corporation)

                        4,700,000 Shares of Common Stock

                            U.S. PURCHASE AGREEMENT

Dated:  May 9, 2000











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                                Table of Contents

                                                                           Page

SECTION 1.    Representations and Warranties...................................3

(a)    Representations and Warranties by the Company...........................3
       (i)    Compliance with Registration Requirements........................4
       (ii)   Incorporated Documents...........................................4
       (iii)  Independent Accountants..........................................5
       (iv)   Financial Statements.............................................5
       (v)    No Material Adverse Change in Business...........................5
       (vi)   Good Standing of the Company.....................................5
       (vii)  Good Standing of Subsidiaries....................................6
       (viii) Capitalization...................................................6
       (ix)   Authorization of Agreement.......................................6
       (x)    Authorization and Description of Securities......................6
       (xi)   Absence of Defaults and Conflicts................................7
       (xii)  Absence of Labor Dispute.........................................7
       (xiii) Absence of Proceedings...........................................7
       (xiv)  Accuracy of Exhibits.............................................8
       (xv)   Possession of Intellectual Property..............................8
       (xvi)  Absence of Further Requirements..................................8
       (xvii) Possession of Licenses and Permits...............................8
       (xviii)Title to Property................................................9
       (xix)  Investment Company Act...........................................9
       (xx)   Environmental Laws...............................................9
(b)    Representations and Warranties by the Selling Stockholders.............10
       (i)    Accurate Disclosure.............................................10
       (ii)   Authorization of Agreements.....................................10
       (iii)  Good and Marketable Title.......................................10
       (iv)   Due Execution of Power of Attorney and Custody Agreement........11
       (v)    Absence of Manipulation.........................................11
       (vi)   Absence of Further Requirements.................................11
       (vii)  Restriction on Sale of Securities...............................11
       (viii) Notice of Exercise..............................................12
       (ix)   No Association with NASD........................................12
(c)    Officer's Certificates.................................................12

SECTION 2.    Sale and Delivery to U.S. Underwriters; Closing.................12

(a)    Initial Securities.....................................................12
(b)    Option Securities......................................................12
(c)    Payment................................................................13
(d)    Denominations; Registration............................................13

SECTION 3.    Covenants of the Company........................................14

(a)    Compliance with Securities Regulations and Commission Requests.........14
(b)    Filing of Amendments...................................................14
(c)    Delivery of Registration Statements....................................14


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(d)    Delivery of Prospectuses...............................................14
(e)    Continued Compliance with Securities Laws..............................15
(f)    Blue Sky Qualifications................................................15
(g)    Rule 158...............................................................15
(h)    Use of Proceeds........................................................16
(i)    Listing................................................................16
(j)    Restriction on Sale of Securities......................................16
(k)    Reporting Requirements.................................................16

SECTION 4.    Payment of Expenses.............................................16

(a)    Expenses...............................................................16
(b)    Expenses of the Selling Stockholders...................................17
(c)    Termination of Agreement...............................................17
(d)    Allocation of Expenses.................................................17

SECTION 5.    Conditions of U.S. Underwriters' Obligations....................17

(a)    Effectiveness of Registration Statement................................17
(b)    Opinion of Counsel for Company.........................................17
(c)    Opinion of Counsel for the Selling Stockholders........................18
(d)    Opinion of Counsel for U.S. Underwriters...............................18
(e)    Officers' Certificate..................................................18
(f)    Certificate of Selling Stockholders....................................19
(g)    Accountant's Comfort Letter............................................19
(h)    Bring-down Comfort Letter..............................................19
(i)    Approval of Listing....................................................19
(j)    Lock-up Agreements.....................................................19
(k)    Purchase of Initial International Securities...........................19
(l)    Conditions to Purchase of U.S. Option Securities.......................19
       (i)    Officers' Certificate...........................................19
       (ii)   Opinion of Counsel for Company..................................20
       (iii)  Opinion of Counsel for U.S. Underwriters........................20
       (iv)   Bring-down Comfort Letter.......................................20
(m)    Additional Documents...................................................20
(n)    Termination of Agreement...............................................20

SECTION 6.    Indemnification.................................................21

(a)    Indemnification of U.S. Underwriters...................................21
(b)    Indemnification of Company, Directors and Officers and Selling
       Stockholders...........................................................22
(c)    Actions against Parties; Notification..................................22
(d)    Settlement without Consent if Failure to Reimburse.....................22
(e)    Selling Stockholders...................................................23
(f)    Other Agreements with Respect to Indemnification.......................23

SECTION 7.    Contribution....................................................23


SECTION 8.    Representations, Warranties and Agreements to Survive Delivery..25


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SECTION 9.    Responsibility of Selling Stockholders..........................25


SECTION 10.   Termination of Agreement........................................25

(a)    Termination; General...................................................25
(b)    Liabilities............................................................25

SECTION 11.   Default by One or More of the U.S. Underwriters.................25


SECTION 12.   Default by the Selling Stockholders.............................26


SECTION 13.   Notices.........................................................26


SECTION 14.   Parties.........................................................26


SECTION 15.   Governing Law and Time..........................................27


SECTION 16.   Effect of Headings..............................................27

SCHEDULES
       Schedule A - List of Underwriters.................................Sch A-1
       Schedule B - Pricing Information..................................Sch B-1
       Schedule C - List of Subsidiaries.................................Sch C-1
       Schedule D - List of Persons subject to Lock-up...................Sch D-1

EXHIBITS
       Exhibit A - Form of Opinion of Special Counsel for the Company........A-1
       Exhibit B - Form of Opinion of General Counsel for the Company........B-1
       Exhibit C - Form of Opinion of Counsel for the Selling Shareholders...C-1
       Exhibit D - Form of Lock-up Letter....................................D-1

ANNEXES

       Annex A - Form of Accountants' Comfort Letter........... .......Annex A-1


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                          VISHAY INTERTECHNOLOGY, INC.

                            (a Delaware corporation)

                        4,700,000 Shares of Common Stock

                           (Par Value $.10 Per Share)

                             U.S. PURCHASE AGREEMENT
                                                                     May 9, 2000

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
Bear, Stearns & Co. Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Needham & Company, Inc.
       as U.S. Representatives of the several U.S. Underwriters
c/o  Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
     North Tower
     World Financial Center
     New York, New York  10281-1209

Ladies and Gentlemen:

               Vishay Intertechnology, Inc., a Delaware corporation (the "Company"), and Avi D. Eden, Richard N. Grubb and Gerald Paul (collectively the "Selling Stockholders") confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other U.S. Underwriters named in Schedule A hereto (collectively, the "U.S. Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof), for whom Merrill Lynch, Bear, Stearns & Co., Donaldson, Lufkin & Jenrette Securities Corporation and Needham & Company, Inc. are acting as representatives (in such capacity, the "U.S. Representatives"), with respect to the (i) the sale by the Company and the Selling Stockholders, acting severally and not jointly, and the purchase by the U.S. Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.10 per share, of the Company ("Common Stock") set forth in said Schedule A in the aggregate amount of 4,700,000 shares of Common Stock, and (ii) and with respect to the grant by the Company to the U.S. Underwriters, acting severally and not jointly, of the option described in
Section 2(b) hereof to purchase all or any part of 705,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 4,700,000 shares of Common Stock (the "Initial U.S. Securities") to be purchased by the U.S. Underwriters and all or any part of the 705,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "U.S. Option Securities") are hereinafter called, collectively, the "U.S. Securities".

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               It is understood that the Company and the Selling Stockholders are concurrently entering into an agreement dated the date hereof (the "International Purchase Agreement") providing for (i) the sale by the Company and the Selling Stockholders, acting severally and not jointly, and the purchase by the Company of an aggregate of 1,100,000 shares of Common Stock (the "Initial International Securities") through arrangements with certain underwriters outside the United States and Canada (the "International Managers") for which Merrill Lynch International, Bear, Stearns International Limited, Donaldson, Lufkin & Jenrette International and Needham & Company, Inc. are acting as lead managers (the "Lead Managers") and (ii) the grant by the Company to the International Managers, acting severally and not jointly, of an option to purchase all or any part of the International Managers' pro rata portion of up to 165,000 additional shares of Common Stock solely to cover overallotments, if any (the "International Option Securities" and, together with the U.S. Option Securities, the "Option Securities"). The Initial International Securities and the International Option Securities are hereinafter called the "International Securities". It is understood that the Company and the Selling Stockholders are not obligated to sell and the U.S. Underwriters are not obligated to purchase, any Initial U.S. Securities unless all of the Initial International Securities are contemporaneously purchased by the International Managers.

               The U.S. Underwriters and the International Managers are hereinafter collectively called the "Underwriters", the Initial U.S. Securities and the Initial International Securities are hereinafter collectively called the "Initial Securities", and the U.S. Securities, and the International Securities are hereinafter collectively called the "Securities".

               The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

               The Company and the Selling Stockholders understand that the U.S. Underwriters propose to make a public offering of the U.S. Securities as soon as the U.S. Representatives deem advisable after this Agreement has been executed and delivered.

               The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-34178) for the registration of debt securities and common stock, including the Securities, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the Commission and the Company has filed such post-effective amendments thereto as may be required prior to the execution of this agreement and each such post-effective amendment has been declared effective by the Commission. Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the U.S. Securities (the "Form of U.S. Prospectus") and one relating to the International Securities (the "Form of International Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting." The information included in any such prospectus, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration


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statement at the time it became effective (a) pursuant to paragraph (b) of Rule
430A of the 1933 Act Regulations is referred to as "Rule 430A Information" or
(b) pursuant to paragraph (d) of Rule 434 of the 1933 Act Regulations is referred to as "Rule 434 Information." Each Form of U.S. Prospectus and Form of International Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement (as so amended, if applicable), including the Rule 430A Information or the Rule 434 Information, is referred to herein as the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of U.S. Prospectus and the final Form of International Prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "U.S. Prospectus" and the "International Prospectus," respectively, and collectively, the "Prospectuses." If Rule 434 is relied on, the terms "U.S. Prospectus" and "International Prospectus" shall refer to the preliminary U.S. Prospectus dated May 1, 2000 and preliminary International Prospectus dated May 1, 2000, respectively, each together with the applicable Term Sheet and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the U.S. Prospectus, the International Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

               All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus (including the Form of U.S. Prospectus and Form of International Prospectus) or the Prospectuses (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Registration Statement, any preliminary prospectus (including the Form of U.S. Prospectus and Form of International Prospectus) or the Prospectuses, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectuses shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectuses, as the case may be.

1.      SECTION 1.    Representations and Warranties.


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                           A.  (a)Representations and Warranties by the Company.
                  The Company represents and warrants to each U.S. Underwriter as of the date hereof, as of the Closing Time referred to in
                  Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b), hereof and agrees with each U.S. Underwriter, as follows:

                  (a) (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement (including any Rule 462(b) Registration Statement) has become effective under the 1933 Act, and no stop order suspending the effectiveness of the Registration Statement (or such Rule 462(b) Registration Statement) has been issued under the 1933 Act, and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

a) At the respective times the Registration Statement, (including any Rule 462(b) Registration Statement) and any post-effective amendments thereto became effective and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery), the Registration Statement, (including any Rule 462(b) Registration Statement) and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectuses, at the Closing Time and at each Date of Delivery, if any, neither of the Prospectuses nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company elects to rely upon Rule 434 of the 1933 Act Regulations, the Company will comply with the requirements of Rule
     434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the U.S. Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement or the U.S. Prospectus.

b) Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations, and each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with the offering of the Securities was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission.

               (b) (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectuses, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable, and, when read together with the other information in the Prospectuses, at the time the Registration Statement became effective, at the time the Prospectuses were issued and at the Closing Time (and, if any U.S. Option Securities are


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          purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

               (c) (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

               (d) (iv) Financial Statements. The financial statements included in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data included in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. In addition, any pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectuses present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

               (e) (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein,
          (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

               (f) (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction


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          in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

               (g) (vii) Good Standing of Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectuses, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only Subsidiaries of the Company are the subsidiaries listed on Schedule C hereto.

               (h) (viii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses). The shares of issued and outstanding capital stock, including the Securities to be purchased by the U.S. Underwriters from the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock, including the Securities to be purchase by the U.S. Underwriters from the Selling Stockholders, was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

               (i) (ix) Authorization of Agreement. This Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by the Company.

               (j) (x) Authorization and Description of Securities. The Securities to be purchased by the U.S. Underwriters and the International Managers from the Company have been duly authorized for issuance and sale to the U.S. Underwriters pursuant to this Agreement and the International Managers pursuant to the International Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to this Agreement and the International Purchase Agreement, respectively, against payment of the consideration set forth herein and the International Purchase Agreement, respectively, will be validly issued, fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectuses and such description conforms to the rights set forth in the instruments defining the same; no


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          holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

               (k) (xi) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that have not and would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the International Purchase Agreement and the consummation of the transactions contemplated in this Agreement, the International Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds to the Company from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds") and compliance by the Company with its obligations under this Agreement and the International Purchase Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

               (l) (xii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

               (m) (xiii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably


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          be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement and the International Purchase Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

               (n) (xiv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectuses or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

               (o) (xv) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

               (p) (xvi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement and the International Purchase Agreement or the consummation of the transactions contemplated by this Agreement and the International Purchase Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws.

               (q) (xvii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental

          Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

               (r) (xviii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectuses or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectuses, are in full force and effect, and neither the Company nor any subsidiary has any notice of any claim that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except for any such claim as would not, singly or in the aggregate with any other such claims, have a Material Adverse Effect.

               (s) (xix) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

               (t) (xx) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

                    B. (b)Representations and Warranties by the Selling
               Stockholders. Each of the Selling Stockholders represents and warrants to each U.S. Underwriter as of the date hereof and as of the Closing Time and agrees with each U.S. Underwriter, as follows:

               (u) (i) Accurate Disclosure. The representations and warranties of the Company contained in Section 1(a) hereof are true and correct; such Selling Stockholders have reviewed and are familiar with the Registration Statement and the Prospectuses and neither the Prospectus nor any amendments or supplements thereto or, when read together with the other information in the Prospectus, documents incorporated or deemed to be incorporated by reference therein, includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; such Selling Stockholder is not prompted to sell the Securities to be sold by the Selling Stockholders hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the Prospectuses; and the documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

               (v) (ii) Authorization of Agreements. The execution and delivery of this Agreement and the Power of Attorney and Custody Agreement (the "Power of Attorney and Custody Agreement") and the sale and delivery of the Securities to be sold by such Selling Stockholder and the consummation of the transactions contemplated herein and compliance by such Selling Stockholder with his obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound, or to which any of the property or assets of such Selling Stockholder are subject, nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties.

               (w) (iii) Good and Marketable Title. Such Selling Stockholder will at the Closing Time have good and marketable title to the Securities to be sold by such Selling Stockholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; and upon delivery of such Securities and payment of the purchase price therefor as herein contemplated, assuming each such U.S. Underwriter has no notice of any adverse claim, each of the U.S. Underwriters will receive good and marketable title to the Securities purchased by it from such Selling Stockholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

               (x) (iv) Due Execution of Power of Attorney and Custody Agreement. Selling Stockholder has duly executed and delivered, in the form heretofore furnished to the U.S. Representatives, the Power of Attorney and Custody Agreement with Avi D. Eden, as attorney-in-fact (the "Attorney-in-Fact") and American Stock Transfer & Trust Company, as custodian (the "Custodian"); the Custodian is authorized to deliver the Securities to be sold by such Selling Stockholder hereunder and to accept payment therefor; and the Attorney-in-Fact is authorized to execute and deliver this Agreement and the certificate referred to in
          Section 5(f) or that may be required pursuant to Section 5(m) on behalf of such Selling Stockholder, to sell, assign and transfer to the U.S. Underwriters the Securities to be sold by such Selling Stockholder hereunder, to determine the purchase price to be paid by the U.S. Underwriters to such Selling Stockholder, as provided in
          Section 2(a) hereof, to authorize the delivery of the Securities to be sold by such Selling Stockholder hereunder, to accept payment therefor, and otherwise to act on behalf of such Selling Stockholder in connection with this Agreement.

               (y) (v) Absence of Manipulation. Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

               (z) (vi) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by such Selling Stockholder of his obligations hereunder or in the Power of Attorney and Custody Agreement, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws or securities laws of other jurisdictions.

               (aa) (vii) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectuses, each Selling Stockholder will not, without the prior written consent of Merrill Lynch, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clauses (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder.

               (bb) (viii) Notice of Exercise. A Notice of Exercise, duly executed and delivered by the Attorney-in-Fact, relating to the election of the Selling Stockholders to exercise certain stock options held by the Selling Stockholders, has been placed in custody with the Custodian with irrevocable conditional instructions to deliver the Securities which are issuable under such stock options and are to be sold by such Selling Stockholders pursuant to this Agreement, to the U.S. Underwriters pursuant to this Agreement.

               (cc) (ix) No Association with NASD. Neither such Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc.

                    C. (c)Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Global Coordinator, the U.S. Representatives or to counsel for the U.S. Underwriters shall be deemed a representation and warranty by the Company to each U.S. Underwriter as to the matters covered thereby. Any certificate signed by or on behalf of any Selling Stockholder as such and delivered to the Global Coordinator, the U.S. Representatives or to counsel for the U.S. Underwriters shall be deemed a representation and warranty by such Selling Stockholder as to the matters covered thereby.

2.                  SECTION 2. Sale and Delivery to U.S. Underwriters; Closing.

                    D. (a)Initial Securities. On the basis of the
               representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Stockholders agree to sell to each U.S. Underwriter, severally and not jointly, and each U.S. Underwriter, severally and not jointly, agrees to purchase from the Company and the Selling Stockholders, at the price per share set forth in Schedule B, the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter, plus any additional number of Initial U.S. Securities which such U.S. Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof.

                    E. (b)Option Securities. In addition, on the basis of the
               representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the U.S. Underwriters, severally and not jointly, to purchase up to an additional 705,000 shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial U.S. Securities upon notice by the Global Coordinator to the Company setting forth the number of U.S. Option Securities as to which the several U.S. Underwriters are then exercising the option and the time and date of payment and delivery for such U.S. Option Securities. Any such time and date of delivery for the U.S. Option Securities (a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the U.S. Option Securities, each of the U.S. Underwriters, acting severally and not jointly, will purchase that proportion of the total number of U.S. Option Securities then being purchased which the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter bears to the total number of Initial U.S. Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

                    F. (c)Payment. Payment of the purchase price for, and
               delivery of certificates for, the Initial Securities shall be made at the offices of Brown & Wood LLP, One World Trade Center, New York, New York 10048, or at such other place as shall be agreed upon by the Global Coordinator and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator and the Company and the Selling Stockholders (such time and date of payment and delivery being herein called "Closing Time").

               In addition, in the event that any or all of the U.S. Option Securities are purchased by the U.S. Underwriters, payment of the purchase price for, and delivery of certificates for, such U.S. Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator and the Company and the Selling Stockholders, on each Date of Delivery as specified in the notice from the Global Coordinator to the Company.

               Payment shall be made to the Company and the Selling Stockholders by wire transfer of immediately available funds to a bank account designated by the Company and the Selling Stockholders, against delivery to the U.S. Representatives for the respective accounts of the U.S. Underwriters of certificates for the U.S. Securities to be purchased by them. It is understood that each U.S. Underwriter has authorized the U.S. Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial U.S.

Securities and the U.S. Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the U.S. Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial U.S. Securities or the U.S. Option Securities, if any, to be purchased by any U.S. Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such U.S. Underwriter from its obligations hereunder.

                    G. (d)Denominations; Registration. Certificates for the
               Initial U.S. Securities and the U.S. Option Securities, if any, shall be in such denominations and registered in such names as the U.S. Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, will be made available for examination and packaging by the U.S. Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

           3. SECTION 3. Covenants of the Company. The Company covenants with each U.S. Underwriter as follows:

                    H. (a)Compliance with Securities Regulations and Commission
               Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Global Coordinator immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission,
               (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                    I. (b)Filing of Amendments. The Company will give the Global
               Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the U.S. Underwriters shall reasonably object.

                    J. (c)Delivery of Registration Statements. The Company has
               furnished or will deliver to the U.S. Representatives and counsel for the U.S. Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the U.S. Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the U.S. Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission.

                    K. (d)Delivery of Prospectuses. The Company has delivered to each U.S. Underwriter, without charge, as many copies of each preliminary prospectus as such U.S. Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each U.S. Underwriter, without charge, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the U.S. Prospectus (as amended or supplemented) as such U.S. Underwriter may reasonably request. The U.S. Prospectus and any amendments or supplements thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission.

                    L. (e)Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the International Purchase Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the U.S. Underwriters or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the U.S. Underwriters such number of copies of such amendment or supplement as the U.S. Underwriters may reasonably request.

                    M. (f)Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the U.S. Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Global Coordinator may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

                    N. (g)Rule 158. The Company will timely file such reports
               pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

                    O. (h)Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under the caption "Use of Proceeds".

                    P. (i)Listing. The Company will use its best efforts to
               effect the listing of the Securities, prior to the Closing Time, on the New York Stock Exchange.

                    Q. (j)Restriction on Sale of Securities. During a period of
               90 days from the date of the Prospectuses, the Company will not, without the prior written consent of the Global Coordinator, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clauses (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or under the International Purchase Agreement, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectuses, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectuses or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan.

R. (k)Reporting Requirements. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

4.                 SECTION 4.    Payment of Expenses.

                    S. (a)Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the U.S. Underwriters of this Agreement, any agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities,
               (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the transfer of the Securities between the U.S. Underwriters and the International Managers, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the U.S. Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the U.S. Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the U.S. Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities and (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

                    T. (b)Expenses of the Selling Stockholders. The Selling
               Stockholders will pay all expenses incident to the performance of their obligations under, and the consummation of the transactions contemplated by, this Agreement to the extent, if any, not paid by the Company, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the U.S. Underwriters, and their transfer between the U.S. Underwriters pursuant to an agreement between such U.S. Underwriters, and (ii) the fees and disbursements of their counsel and accountants, if any, not paid or payable by the Company pursuant to Section 4(a)(iv) or otherwise.

                    U. (c)Termination of Agreement. If this Agreement is
               terminated by the U.S. Representatives in accordance with the provisions of Section 5 or Section 10(a)(i) hereof, the Company shall reimburse the U.S. Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the U.S. Underwriters.

                    V. (d)Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Stockholders may make for the sharing of such costs and expenses

        5. SECTION 5. Conditions of U.S. Underwriters' Obligations. The obligations of the several U.S. Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or on behalf of the Selling Stockholders delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

                    W. (a)Effectiveness of Registration Statement. The
               Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the U.S. Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

                    X. (b)Opinion of Counsel for Company. At Closing Time, the
               U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of (i) Kramer Levin Naftalis & Frankel LLP, special counsel for the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the U.S. Underwriters may reasonably request and (ii) Avi D. Eden, counsel to the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters to the effect set forth in Exhibit B hereto and to such further effect as counsel to the U.S. Underwriters may reasonably request. Each such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

                    Y. (c)Opinion of Counsel for the Selling Stockholders. At
               Closing Time, the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Kramer Levin Naftalis & Frankel LLP, counsel for the Selling Stockholders, in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters, to the effect set forth in Exhibit C hereto and to such further effect as counsel to the U.S. Underwriters may reasonably request. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

                    Z. (d)Opinion of Counsel for U.S. Underwriters. At Closing
               Time, the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Brown & Wood LLP, counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters with respect to the matters set forth in clauses (i), (ii), (v),
               (vi) (solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Company), (viii) through (x), inclusive, (xiii), (xv) (solely as to the information in the Prospectus with respect to the Common Stock under the caption "Description of Capital Stock") and the penultimate paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the U.S. Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

                    AA. (e)Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the U.S. Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time,
               (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

                    BB. (f)Certificate of Selling Stockholders. At Closing Time,
               the U.S. Representatives shall have received a certificate of the Attorney-in-Fact on behalf of the Selling Stockholders, dated as of Closing Time, to the effect that (i) the representations and warranties of the Selling Stockholders contained in Section 1(b) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time and (ii) the Selling Stockholders have complied in all material respects with all agreements and satisfied all conditions on its part to be performed under this Agreement at or prior to Closing Time. The Attorney-in-Fact shall be entitled to rely upon certificates of the Selling Stockholders in giving this certificate.

                    CC. (g)Accountant's Comfort Letter. At the time of the
               execution of this Agreement, the U.S. Representatives shall have received from Ernst & Young LLP a letter dated the date hereof, in form and substance satisfactory to the U.S. Representatives, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

                    DD. (h)Bring-down Comfort Letter. At Closing Time, the
               Representatives shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

                    EE. (i)Approval of Listing. At Closing Time, the Securities
               shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

                    FF. (j)Lock-up Agreements. At the date of this Agreement,
               the U.S. Representatives shall have received an agreement substantially in the form of Exhibit D hereto signed by the persons listed on Schedule D hereto.

                    GG. (k)Purchase of Initial International Securities.
               Contemporaneously with the purchase by the U.S. Underwriters of the Initial U.S. Securities under this Agreement, the International Managers shall have purchased the Initial International Securities under the International Purchase Agreement.

                    HH. (l)Conditions to Purchase of U.S. Option Securities. In
               the event that the U.S. Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the U.S. Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the U.S. Representatives shall have received:

               (dd) (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

          (ee) (ii) Opinion of Counsel for Company. The favorable opinion of (x) Kramer Levin Naftalis & Frankel LLP, counsel for the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof and (y) Avi D. Eden, counsel to the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

          (ff) (iii) Opinion of Counsel for U.S. Underwriters. The favorable opinion of Brown & Wood LLP, counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

          (gg) (iv) Bring-down Comfort Letter. A letter from Ernst & Young LLP, in form and substance satisfactory to the U.S. Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the U.S. Representatives pursuant to Section 5(h) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

               II. (m) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the U.S. Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholders in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the U.S. Representatives and counsel for the U.S. Underwriters.

               JJ. (n) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of U.S. Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several U.S. Underwriters to purchase the relevant Option Securities, may be terminated by the U.S. Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

6.      SECTION 6.    Indemnification.

               KK. (a)Indemnification of U.S. Underwriters. The Company agrees to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of
          Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (i), (ii) and (iii) below. In addition, subject to subsection (e) of this Section, each Selling Stockholder, severally and not jointly (in the proportion that the number of Securities being sold by such Selling Stockholders bears to the total number of Securities), agrees to indemnify and hold harmless the U.S. Underwriters and each person, if any, who controls the U.S. Underwriters within the meaning of Section 15 of the 1933 Act or
          Section 20 of the 1934 Act as follows:

          (hh) (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

          (jj) (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clauses (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto).

               LL. (b)Indemnification of Company, Directors and Officers and Selling Stockholders. Each U.S. Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the Selling Stockholders and each person, if any, who controls the Selling Stockholders within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary U.S. prospectus or the U.S. Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto).

               MM. (c)Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to
          Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company and the Selling Stockholders. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

               NN. (d)Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement, unless the indemnifying party shall in good faith contest the reasonableness of such fees and expenses (but only to the extent so contested) or the entitlement of the indemnified person to indemnification under the terms of this
          Section 6.

               OO. (e)Selling Stockholders. No Selling Stockholder shall be responsible for the payment of an amount, pursuant to this Section, which exceeds the net proceeds received by such Selling Stockholder from the sale of the Securities by such Selling Stockholder hereunder.

               PP. (f)Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholders with respect to indemnification.

     7.      SECTION 7. Contribution. If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the U.S. Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and of the U.S. Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

               The relative benefits received by the Company and the Selling Stockholders on the one hand and the U.S. Underwriters on the other hand in connection with the offering of the U.S. Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the U.S. Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders and the total underwriting discount received by the U.S. Underwriters, in each case as set forth on the cover of the U.S. Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate public offering price of the U.S. Securities as set forth on such cover.

               The relative fault of the Company and the Selling Stockholders on the one hand and the U.S. Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders or by the U.S. Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               The Company, the Selling Stockholders and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 7 were determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

               Notwithstanding the provisions of this Section 7, no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the U.S. Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

               Notwithstanding the provisions of this Section 7, no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the total net proceeds from the offering of the U.S. Securities pursuant to this Agreement (before deducting expenses) received by such Selling Stockholder exceeds the amount of any damages which such Selling Stockholder would otherwise be required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

               No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               For purposes of this Section 7, each person, if any, who controls a U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such U.S. Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Selling Stockholders. The U.S. Underwriters' respective obligations to contribute pursuant to this

Section 7 are several in proportion to the number of Initial U.S. Securities set forth opposite their respective names in Schedule A hereto and not joint.

               The provisions of this Section shall not effect any agreement among the Company and the Selling Stockholders with respect to contribution.

         8. SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, any of its subsidiaries or the Selling Stockholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or controlling person, or by or on behalf of the Company or any Selling Stockholder, and shall survive delivery of the Securities to the U.S. Underwriters.

        9.             SECTION 9. Responsibility of Selling Stockholders.
Notwithstanding the provisions of any other section of this Agreement, no Selling Stockholder shall be responsible for the payment of any amount or amounts, pursuant to this Agreement, that in the aggregate exceeds or exceed the net proceeds received by such Selling Stockholder from the sale of the U.S. Securities by such Selling Stockholder hereunder.

        10.             SECTION 10.   Termination of Agreement.

               QQ. (a)Termination; General. The U.S. Representatives may terminate this Agreement, by notice to the Company and the Selling Stockholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the U.S. Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the U.S. Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or
          (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

               RR. (b)Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 9 shall survive such termination and remain in full force and effect.

     11. SECTION 11. Default by One or More of the U.S. Underwriters. If one or more of the U.S. Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the U.S. Representatives shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting U.S. Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the U.S. Representatives shall not have completed such arrangements within such 24-hour period, then this Agreement shall terminate without liability on the part of any non-defaulting U.S. Underwriter.

               No action pursuant to this Section shall relieve any defaulting U.S. Underwriter from liability in respect of its default.

               In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the U.S. Underwriters to purchase and the Company to sell the relevant U.S. Option Securities, as the case may be, either (i) the U.S. Representatives or

(ii) the Company and the Selling Stockholders shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "U.S. Underwriter" includes any person substituted for a U.S. Underwriter under this Section 11.

     12. SECTION 12. Default by the Selling Stockholders. If any Selling Stockholder shall fail at Closing Time to sell and deliver the number of Securities that such Selling Stockholder is obligated to sell hereunder, then the Company may sell and deliver such number of Securities to cure such default by such Selling Stockholder. If any Selling Stockholder shall fail at Closing time to sell and deliver the number of Securities that such Selling Stockholder is obligated to sell and the Company does not cure such default, the U.S. Underwriters may, at the option of the U.S. Representatives, either (a) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (b) elect to purchase the Securities which the Selling Stockholders have agreed to sell. No action taken pursuant to this Section 12 shall relieve the Selling Stockholders so defaulting from liability, if any, in respect of such default.

               In the event of a default by the Selling Stockholders as referred to in this Section 11, each of the U.S. Representatives shall have the right to postpone the Closing Time or the Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

     13. SECTION 13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the U.S. Underwriters shall be directed to the U.S. Representatives at North Tower, World Financial Center, New York, New York 10281-1201, attention of Equity Syndicate; and notices to the Company and the Selling Stockholders shall be directed to them at Vishay Intertechnology, Inc., 63 Lincoln Highway, Malvern, PA 19335-2120, attention of the Chief Financial Officer.

     14. SECTION 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the U.S. Underwriters and the Company and the Selling Stockholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the U.S. Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the U.S. Underwriters and the Company and the Selling Stockholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any U.S. Underwriter shall be deemed to be a successor by reason merely of such purchase.

     15. SECTION 15. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     16. SECTION 16. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

               If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the U.S. Underwriters, the Company, and the Selling Stockholders in accordance with its terms.

                                       Very truly yours,

                                       VISHAY INTERTECHNOLOGY, INC.


                                       By
                                          ------------------------------------
                                           Title:


                                       AVI D. EDEN



                                       By
                                          ------------------------------------
                                          Title:  Attorney-in-Fact for himself

                                          and for each of the other Selling
                                          Stockholders

CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                  INCORPORATED
BEAR, STEARNS & CO. INC.
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
NEEDHAM & COMPANY, INC.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                         INCORPORATED

By
   ----------------------------------
           Authorized Signatory

For themselves and as U.S. Representatives of the other U.S. Underwriters named in Schedule A hereto.

                                   SCHEDULE A

                                                                  Number of
                                                                  Initial U.S.
               Name of U.S. Underwriter                           Securities

Merrill Lynch, Pierce, Fenner & Smith                             2,350,000
             Incorporated....................................
Bear, Stearns & Co. Inc......................................     1,010,500
Donaldson, Lufkin & Jenrette Securities Corporation               1,010,500
Needham & Company, Inc.......................................      329,000

Total........................................................     4,700,000
                                                                  =========


                                    Sch A-1

                                   SCHEDULE B

                          VISHAY INTERTECHNOLOGY, INC.

                        4,700,000 Shares of Common Stock

                           (Par Value $.10 Per Share)

c) 1. The public offering price per share for the Securities, determined as provided in said Section 2, shall be $73.50.

d) 2. The purchase price per share for the U.S. Securities to be paid by the several U.S. Underwriters shall be $70.75, being an amount equal to the public offering price set forth above less $2.75 per share; provided that the purchase price per share for any U.S. Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities.


                                     Sch B-1

                                   SCHEDULE C

                          VISHAY INTERTECHNOLOGY, INC.

                              LIST OF SUBSIDIARIES

                                                                       Percent
Name                                                   Jurisdiction   of Equity

Pamela Verwaltungsgesellschaft GmbH                    Germany          100%
    Vishay Semiconductor BmgH                          Germany          100%
        Vishay Semiconductor Itzehoe BmbH              Germany          100%
        Vishay Semiconductor GES.M.B.H.                Austria          100%
Vishay Temic Acquisition Holding Corporation           Delaware         100%
        Siliconix, Inc.                                Delaware         80.4%
           Siliconix Technology C.V.                   Netherlands      100%
               Siliconix Technology B.V.               Netherlands      100%
                  Siliconix Israel Ltd.                Israel           100%
           Siliconix Ltd.                              England          100%
           Siliconix Taiwan Ltd.                       Taiwan           100%
               Siliconix, LTD. Taiwan                  Taiwan           100%
           Vishay Siliconix, LLC                       Delaware         100%
           Shanghai Simconix electronic Company Ltd.   China             90%

Note:  Names of Subsidiaries are indented under name of parent.

 Directors'                        or other shares required by statute in
                                   foreign jurisdictions and totaling less than 1% of equity are omitted.

        Siliconix Semiconductor, inc.                  Delaware         100%
Vishay VSH Holdings, Inc.                              Delaware         100%
Vishay Measurements Group, Inc.                        Delaware         100%
Vishay Israel Limited                                  Israel           100%
    Z.T.R. Electronics Ltd.                            Israel           100%
    Vishay International Trade Ltd.                    Israel           100%
    Dale Israel Electronics Industries, Ltd.           Israel           100%
    Draloric Israel Ltd.                               Israel           100%
    V.I.E.C. Ltd.                                      Israel           100%
        Vishay Advance Technology, Ltd.                Israel           100%


                                       Sch C-1

    Vishay Europe GmbH                                 Germany            57.8%
                                                                             by
                                                                         Vishay
                                                                         Israel;
                                                                          38.5%
                                                                             by
                                                                         Vishay;
                                                                           2.4%
                                                                             by
                                                                         Vilna;
                                                                           1.3%
                                                                             by
                                                                          Dale
Vishay Electronic GmbH                              Germany               100%
Vishay S.A.                                         France                99.8%
    Vishay Thin Film, Inc.                          New York              100%
        Vishay Components (U.K.) Ltd.               England & Wales       100%
Vishay Dale Holdings, Inc.                          Delaware              100%
    Vishay Dale Electronics, Inc.                   Delaware              100%
        Vishay Sprague holdings Corp.               Delaware              100%
    Vishay Sprague Sanford, Inc.
    Vishay Sprague, Inc.                            Delaware              100%
Vishay Acquisition Holdings Corp.                   Delaware              100%
Vishay Vitramon, Incorporated                       Delaware              100%


                                    Sch C-2

                                   SCHEDULE D

                          LIST OF PERSONS AND ENTITIES

                               SUBJECT TO LOCK-UP

  Name                                      Positions Held at the Company
  ----                                      -----------------------------

  Felix Zandman*.........................   Chairman of the Board, Chief
                                            Executive Officer and Director

  Avi D. Eden*...........................   Vice-Chairman of the Board,
                                            Executive Vice President, General
                                            Counsel and Director
  Gerald Paul*...........................   Chief Operating Officer, President
                                            and Director
  Richard N. Grubb*......................   Executive Vice President, Treasurer,
                                            Chief Financial Officer and Director
  Robert A. Freece*......................   Senior Vice President and Director
  Eliyahu Hurvitz........................   Director
  Edward B. Shils........................   Director
  Luella B. Slaner.......................   Director
  Mark I. Solomon........................   Director
  Jean-Claude Tine.......................   Director
  -------------------
  * Member of the Executive Committee of the Board of Directors.


                                     Sch D-1

                                                                       Exhibit A

             FORM OF OPINION OF KRAMER LEVIN NAFTALIS & FRANKEL LLP,
                 SPECIAL COUNSEL FOR THE COMPANY TO BE DELIVERED
                            PURSUANT TO SECTION 5(b)


               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

               (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under the U.S. Purchase Agreement and the International Purchase Agreement.

               (iii) The Securities to be purchased by the U.S. Underwriters and the International Managers from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to the U.S. Purchase Agreement and the International Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to the U.S. Purchase Agreement and the International Purchase Agreement, respectively, against payment of the consideration set forth in the U.S. Purchase Agreement and the International Purchase Agreement, will be validly issued and fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability by reason of being such a holder.

               (iv) The issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

               (v) The U.S. Purchase Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by the Company.

               (vi) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectuses pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

               (vii) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectuses, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and the Prospectuses, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

               (viii) The documents incorporated by reference in the Prospectuses (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder.

               (ix) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the new York Stock Exchange.

               (x) The information in the Prospectuses under "Description of Capital Stock" "Business", "Certain United States Federal Tax Considerations for Non-United States Holders of Common Stock" and in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter and bylaws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

               (xi) All descriptions in the Prospectuses of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

               (xii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required under the law of the State of New York or the federal laws of the United States or under the General Corporation Law of the State of Delaware in connection with the due authorization, execution and delivery of the U.S. Purchase Agreement and the International Purchase Agreement or for the offering, issuance, sale or delivery of the Securities.

               (xiii) The execution, delivery and performance of the U.S. Purchase Agreement and the International Purchase Agreement and the consummation of the transactions contemplated in the U.S. Purchase Agreement, the International Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities, and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use Of Proceeds") and compliance by the Company with its obligations under the U.S. Purchase Agreement and the International Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xi) of the Purchase Agreements) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court of the United States or of the State of New York having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations.

e) Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the time the Prospectuses were issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

f) In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                       Exhibit B

              FORM OF OPINION OF THE GENERAL COUNSEL OF THE COMPANY
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

                (a) (i) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                (b) (ii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the U.S. Purchase Agreement and the International Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible shares or options referred to in the Prospectuses); the shares of issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                (c) (iii) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

                (d) (iv) To the best of my knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the U.S. Purchase

        Agreement and International Purchase Agreement or the performance by the Company of its obligations thereunder.

                (e) (v) All descriptions in the Prospectuses of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to the best of my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

                (f) (vi) To the best of my knowledge, neither the Company nor any subsidiary is in violation of its charter or by-laws and no default by the Company or any subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectuses or filed or incorporated by reference as an exhibit to the Registration Statement except as would not have a Material Adverse Effect.

                (g) (vii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency of the United States or Pennsylvania or, to my knowledge, of any other jurisdiction, (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the shares or blue sky laws of the various states, as to which I need express no opinion), is necessary or required in connection with the due authorization, execution and delivery of the U.S. Purchase Agreement and the International Purchase Agreement or for the offering, issuance, sale or delivery of the Shares.

                (h) (viii) The execution, delivery and performance of the U.S. Purchase Agreement and the International Purchase Agreement and the consummation of the transactions contemplated in the U.S. Purchase Agreement, the International Purchase Agreement and in the Registration Statement (including the issuance and sale of the Shares, and the use of the proceeds from the sale of the Shares as described in the Prospectuses under the caption "Use Of Proceeds") and compliance by the Company with its obligations under the U.S. Purchase Agreement and the International Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xi) of the Purchase Agreements) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations.

g) Nothing has come to my attention that would lead me to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which I need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which I need make no statement), at the time the Prospectuses were issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

h) In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                       Exhibit C

                               FORM OF OPINION OF
                      KRAMER LEVIN NAFTALIS & FRANKEL LLP,
                      COUNSEL FOR THE SELLING STOCKHOLDERS
                    TO BE DELIVERED PURSUANT TO SECTION 5(C)

        (i) The U.S. Custody Agreement, Notices of Exercise and Optionholder's Letters of Direction have each been duly executed and delivered by the Selling Stockholders and constitute valid and binding agreements of the respective Selling Stockholders in accordance with their terms, except insofar as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and except with respect to those provisions of the U.S. Custody Agreement relating to indemnities or contributions for liabilities under the Securities Act;

        (ii) To our knowledge, the performance by each of the Selling Stockholders of their respective obligations under the U.S. Purchase Agreement and the U.S. Custody Agreement and the consummation of each of the transactions therein contemplated by each of the Selling Stockholders will not (i) result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which the applicable Selling Stockholder is a party or by which its properties are bound, or (ii) violate any applicable statute, judgment, decree, order, rules or regulation of any court or governmental body of the United States or the State of New York having jurisdiction over the applicable Selling Stockholder or any of his properties;

        (iii) No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or governmental authority or agency, (other than approvals or consents as may be necessary under state securities laws, as to which we express no opinion) is necessary or required to be obtained by any of the Selling Stockholders for the performance by each Selling Stockholder of its obligations under the U.S. Purchase Agreement or the U.S. Custody Agreement, or in connection with the offer, sale or delivery of the Shares being sold to the U.S. Underwriters by such Selling Stockholder.

        (iv) The U.S. Purchase Agreement has been duly executed and delivered on behalf of each of the Selling Stockholders.

        (v) Each Selling Stockholder is a protected purchaser with respect to the Shares being sold by him to the U.S. Underwriters issuable upon exercise of the options, and has control of such Shares, free of any adverse claim (as the term "protected purchaser," "control" and "adverse claim" are defined in Article 8 of the Uniform Commercial Code as in effect on the date hereof in the State of New York) and has full right, power and authority to sell, transfer and deliver such Shares pursuant to the U.S. Purchase Agreement. Upon delivery of a certificate or certificates representing the Shares being sold by the Selling Stockholders, duly endorsed or accompanied by an executed stock power, to the Custodian on behalf of the U.S. Underwriters who have purchased such Shares pursuant to the U.S. Purchase Agreement, assuming such U.S. Underwriters have no notice of an adverse claim to such Shares, such U.S. Underwriters will be protected purchasers of such Shares.

        Nothing has come to our attention that would lead me to believe that the information with respect to each Selling Stockholder or the Shares being sold by such Selling Stockholder to the several U.S. Underwriters pursuant to the U.S. Purchase Agreement included in the Registration Statement or any amendment thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the information with respect to each Selling Stockholder or the Shares being sold by such Selling Stockholder to the U.S. Underwriters pursuant to the U.S. Purchase Agreement included in the U.S. Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we make no statement), at the time the U.S. Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, including or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                       Exhibit D

                         FORM OF LOCK-UP FROM DIRECTORS,
                         OFFICERS OR OTHER STOCKHOLDERS
                            PURSUANT TO SECTION 5(j)


                                                           May 9, 2000

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith

             Incorporated,
Bear Stearns & Co. Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Needham & Company, Inc.
   as U.S. Representatives of the several
  U.S. Underwriters to be named in the
  within-mentioned U.S. Purchase Agreement
c/o  Merrill Lynch & Co.
        Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated

North Tower
World Financial Center

New York, New York  10281-1209

        Re:    Proposed Public Offering by Vishay Intertechnology, Inc.
               --------------------------------------------------------

Dear Sirs:

             The undersigned, a stockholder and an officer and/or director of Vishay Intertechnology, Inc., a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Bear Stearns & Co. Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Needham & Company, Inc. propose to enter into a U.S. Purchase Agreement (the "U.S. Purchase Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.10 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the U.S. Purchase Agreement that, during a period of 90 days from the date of the U.S. Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. This nothwithstanding, the undersigned may transfer such securities by way of gift to a family member or as a contribution to a charitable institution; provided that the transferee agrees in writing to be bound by the terms of this letter.

                                              Very truly yours,


                                              Signature:
                                                         --------------------
                                              Print Name:
                                                         --------------------

                                                                         Annex A

          FORM OF ACCOUNTANTS' COMFORT LETTER PURSUANT TO SECTION 5(g)

[We are independent public accountants with respect to the Company within the meaning of the 1933 Act and the applicable published 1933 Act Regulations]

i) (i) in our opinion, the audited financial statements [and the related financial statement schedules] included or incorporated by reference in the Registration Statement and the Prospectuses comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder;

j) (ii) on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the unaudited interim [consolidated] financial statements of the Company for the [three month periods ended _________, 19___ and _________, 19___ , the three and six month periods ended _________, 19___ and _________, 19___ and the three and nine month periods ended _________, 19___ and _________, 19___, included or incorporated by reference in the Registration Statement and the Prospectuses (collectively, the "10-Q Financials")]1 [, a reading of the unaudited interim [consolidated] financial statements of the Company for the _____-month periods ended _________, 19___ and _________, 19___, included in the Registration Statement and the Prospectuses (the "____-month financials")]2 [, a reading of the latest available unaudited interim [consolidated] financial statements of the Company],3 a reading of the minutes of all meetings of the stockholders and directors of the Company [and its subsidiaries] and the _________________ and ________________
    Committees of the Company's Board of Directors [and any subsidiary committees] since [day after end of last audited period], inquiries of certain officials of the Company [and its subsidiaries] responsible for financial and accounting matters, a review of interim financial information in accordance with standards established by the American Institute of Certified Public Accountants in Statement on Auditing Standards No. 71, Interim Financial Information ("SAS 71"),4

------------------------
1    Include the appropriate dates of the 10-Q Financials.

2 Include if non-10-Q unaudited interim financial statements are included in the Registration Statement.

3 Include if the most recent unaudited interim financial statements are not included in the Registration Statement.

4 Note that a review in accordance with Statements on Auditing Standards ("SAS") No. 71 is required for an accountant to give negative assurance on unaudited interim financial information. A review in accordance with SAS No. 71 will only be performed at the request of the Company and the accountant's report, if any, related to that review will be addressed only to the Company. Many companies have a SAS No. 71 review performed in connection with the preparation of their 10-Q financial statements. See Codification of Statements on Auditing Standards, AU ss. 722 for a description of the procedures that constitute such a review. The comfort letter itself should recite that the review was performed and a copy of the report, if any, should be attached to the comfort letter. Any report issued pursuant to SAS No. 71 that is mentioned in the Registration Statement should also be included in the Registration Statement as an exhibit. If a review in accordance with SAS No. 71 has not and will not be performed by the accountants, they should be prepared to

                                      Annex A-1
    with respect to the [description of relevant periods]5 and such other inquiries and procedures as may be specified in such letter, nothing came to our attention that caused us to believe that:

               [(A) the 10-Q Financials incorporated by reference in the Registration Statement and the Prospectuses do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations applicable to unaudited financial statements included in Form 10-Q or any material modifications should be made to the 10-Q Financials incorporated by reference in the Registration Statement and the Prospectuses for them to be in conformity with generally accepted accounting principles;]6

               [( ) the _____-month financials included in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations applicable to unaudited interim financial statements included in registration statements or any material modifications should be made to the _____-month financials included in the Registration Statement and the Prospectuses for them to be in conformity with generally accepted accounting principles;]7


--------------------------------------------------------------------------------
perform certain agreed-upon procedures on the interim financial information and to report their findings thereon in the comfort letter. See SAS, No. 75 for a discussion of reports related to the accountant's performance of agreed-upon procedures. Any question as to whether a review in accordance with SAS No. 71 will be performed by the accountants should be resolved early.

5 The relevant periods include all unaudited interim condensed consolidated financial statements included or incorporated by reference in the Registration Statement.

6 Include if the 10-Q Financials are incorporated by reference in the Registration Statement.

7 Include if non-quarterly, unaudited interim financial statements, not just selected unaudited data, are included in the Registration Statement.


                                   Annex A-2

               ( ) at [_________, 19___ and at]8 a specified date not more than five days9 prior to the date of this Agreement, there was any change in the ___________ of the Company [and its subsidiaries] or any decrease in the
__________ of the Company [and its subsidiaries] or any increase in the
__________ of the Company [and its subsidiaries,]10 in each case as compared with amounts shown in the latest balance sheet included in the Registration Statement, except in each case for changes, decreases or increases that the Registration Statement discloses have occurred or may occur; or

               ( ) [for the period from _________, 19___ to _________, 19___ and
]11 for the period from _________, 19___ to a specified date not more than five days prior to the date of this Agreement, there was any decrease in _________, __________ or ___________,12 in each



--------------------------------
8 Include, and insert the date of most recent balance sheet of the Company, if those statements are more recent than the unaudited interim financial statements included in the Registration Statement.

9 According to Example A of SAS No. 72,the specified date should be five calendar days prior to the date of the Underwriting Agreement rather than five business days prior to such date. However, in unusual circumstances, five business days may be used.

10 The blanks should be filled in with significant balance sheet items, selected by the banker and tailored to the issuer's industry in general and operations in particular. While the ultimate decision of which items should be included rests with the banker, comfort is routinely requested for certain balance sheet items, including long-term debt, stockholders' equity, capital stock and net current assets.

11 Include, and insert dates to describe the period from the date of the most recent financial statements in the Registration Statement to the date of the most recent unaudited interim financial statements of the Company, if those dates are different. Regardless of whether this language is inserted or not, the period including five days prior to the date of the Underwriting Agreement should run from the date of the last financial statement included in the Registration Statement, not from the later one that is not included in the Registration Statement.

12 The blanks should be filled in with significant income statement items, selected by the banker and tailored to the issuer's industry in general and operations in particular. While the

                                   Annex A-3
case as compared with the comparable period in the preceding year, except in each case for any decreases that the Registration Statement discloses have occurred or may occur;

        k) (iii) based upon the procedures set forth in clause (ii) above and a reading of the [Selected Financial Data] included in the Registration Statement [and a reading of the financial statements from which such data were derived],13 nothing came to our attention that caused us to believe that the [Selected Financial Data] included in the Registration Statement do not comply as to form in all material respects with the disclosure requirements of Item 301 of Regulation S-K of the 1933 Act [, that the amounts included in the [Selected Financial Data] are not in agreement with the corresponding amounts in the audited [consolidated] financial statements for the respective periods or that the financial statements not included in the Registration Statement from which certain of such data were derived are not in conformity with generally accepted accounting principles];14

        l) (iv) we have compared the information in the Registration Statement under selected captions with the disclosure requirements of Regulation S-K of the 1933 Act and on the basis of limited procedures specified herein. nothing came to our attention that caused us to believe that this information does not comply as to form in all material respects with the disclosure requirements of Items 302, 402 and 503(d), respectively, of Regulation S-K;

        m) [(v) based upon the procedures set forth in clause (ii) above, a reading of the unaudited financial statements of the Company for [the most recent period] that have not been included in the Registration Statement and a review of such financial statements in accordance with SAS 71, nothing came to our attention that caused us to believe that the unaudited amounts for _____________ for the [most recent period] do not agree with the amounts set forth in the unaudited consolidated financial statements for those periods or


--------------------------------------------------------------------------------
ultimate decision of which items should be included rests with the banker, comfort is routinely requested for certain income statement items, including net sales, total and per share amounts of income before extraordinary items and of net income.

13 Include only if there are selected financial data that have been derived from financial statements not included in the Registration Statement.

14 In unusual circumstances, the accountants may report on "Selected Financial Data" as described in SAS No. 42, Reporting on Condensed Financial Statements and Selected Financial Data, and include in their report in the Registration Statement the paragraph contemplated by SAS No. 42.9. This situation may arise only if the Selected Financial Data do not include interim period data and the five-year selected data are derived entirely from financial statements audited by the auditors whose report is included in the Registration Statement. If the guidelines set forth in SAS No. 42 are followed and the accountant's report as included in the Registration Statement includes the additional language prescribed by SAS No. 42.9, the bracketed language may be eliminated.


                                   Annex A-4
            that such unaudited amounts were not determined on a basis substantially consistent with that of the corresponding amounts in the audited [consolidated] financial statements;]15

        n) [(vi)] we are unable to and do not express any opinion on the [Pro Forma Combining Statement of Operations] (the "Pro Forma Statement") included in the Registration Statement or on the pro forma adjustments applied to the historical amounts included in the Pro Forma Statement; however, for purposes of this letter we have:

                                    (A) read the Pro Forma Statement;

                                    (B) performed [an audit] [a review in
                      accordance with SAS 71] of the financial statements to which the pro forma adjustments were applied;

                                    (C) made inquiries of certain officials of
                      the Company who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments and whether the Pro Forma Statement complies as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and

                                    (D) proved the arithmetic accuracy of the
                      application of the pro forma adjustments to the historical amounts in the Pro Forma Statement; and

        o) on the basis of such procedures and such other inquiries and procedures as specified herein, nothing came to our attention that caused us to believe that the Pro Forma Statement included in the Registration Statement does not comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X or

--------------------------
15 This language should be included when the Registration Statement includes earnings or other data for a period after the date of the latest financial statements in the Registration Statement, but the unaudited interim financial statements from which the earnings or other data is derived is not included in the Registration Statement. The blank should be filled in with a description of the financial statement item(s) included.


                                   Annex A-5
                that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;16 and

            p) [(vii)]in addition to the procedures referred to in clause (ii) above, we have performed other procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement, which are specified herein, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company;17 and

            q) [(viii)in addition, we [comfort on a financial forecast that is included in the Registration Statement]18.

--------------------------

16 If an audit or a review in accordance with SAS No. 71 has not been performed by the accountants with respect to the underlying historical financial statements, or if negative assurance on the Company's pro forma financial statements is not otherwise available, the accountants should be requested to perform certain other procedures with respect to such pro forma financial statements. See Example O of SAS No. 72.

17 This language is intended to encompass all other financial/numerical information appearing in the Registration Statement for which comfort may be given, including (but not limited to) amounts appearing in the Registration Statement narrative and other summary financial data appearing in tabular form (e.g. the capitalization table).

18 Accountants' services with respect to a financial forecast may be in one of three forms: an examination of the forecast, a compilation of the forecast or the application of agreed-upon procedures to the forecast. If the accountant is to perform an examination of the forecast included in the Registration Statement, delivery of the related report should be treated separately in Section 5(f) as follows (remember to change subsequent letters accordingly):

                      (f) At the time that this Agreement is executed by the
               Company, you shall have received from ______________________ a report, dated such date, in form and substance satisfactory to you, together with signed or reproduced copies of such report for each of the other Underwriters, stating that, in their opinion, the forecasted financial statements for the [relevant period or periods] included in the Registration Statement are presented in conformity with guidelines for presentation of a forecast established by the AICPA, and that the underlying assumptions provide a reasonable basis for management's forecast.

If the accountant is to perform a compilation of the forecasted financial statements included in the Registration Statement, delivery of the related report should be treated separately in Section 5(f) as follows:

                      (f) At the time that this Agreement is executed by the
               Company, you shall have received from _________________ a report, dated such date, in form and substance satisfactory to you, together with signed or reproduced copies of such report for each of the other Underwriters, stating that they have compiled the

--------------------------------------------------------------------------------
               forecasted financial statements for the [relevant period or periods] included in the Registration Statement in accordance with the guidelines established by the AICPA.

Finally, if the accountant is to perform agreed-upon procedures on a forecast included in the Registration Statement, SAS No. 72 requires that the accountant first prepare a compilation report with respect to the forecast and attach that report to the comfort letter. The accountant may then report on specific procedures performed and findings obtained.


                                   Annex A-7